                                                                    EXHIBIT 10.5

                                  USA.NET, INC.


                           SECOND AMENDED AND RESTATED
                            INVESTOR RIGHTS AGREEMENT

                               TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----
Section 1.  General ..............................................................1
1.1      Amendment of Prior Agreement.............................................1
Section 2.  Registration; Restrictions on Transfer................................2
2.1      Restrictions on Transfer.................................................2
2.2      Demand Registration......................................................3
2.3      Piggyback Registrations..................................................4
2.4      Form S-3 Registration....................................................5
2.5      Expenses of Registration.................................................6
2.6      Obligations of the Company...............................................7
2.7      Termination of Registration Rights.......................................8
2.8      Delay of Registration; Furnishing Information............................8
2.9      Indemnification..........................................................9
2.10     Assignment of Registration Rights.......................................11
2.11     Amendment of Registration Rights........................................11
2.12     Limitation on Subsequent Registration Rights............................11
2.13     "Market Stand-Off" Agreement............................................11
2.14     Rule 144 Reporting......................................................12
2.15     Definitions.............................................................12
Section 3.  Covenants of the Company.............................................14
3.1      Basic Financial Information and Reporting...............................14
3.2      Inspection Rights.......................................................14
3.3      Confidentiality of Records..............................................14
3.4      Reservation of Common Stock.............................................15
3.5      Proprietary Information and Inventions Agreement........................15
3.6      SBIC Covenants..........................................................15
3.7      Notification of Certain Events..........................................16
3.8      Termination of Covenants................................................16


                                       i.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                PAGE
                                                                                ----
Section 4.  Preemptive Rights....................................................16
4.1      Subsequent Offerings....................................................16
4.2      Exercise of Rights......................................................16
4.3      Issuance of Equity Securities to Other Persons..........................16
4.4      Termination of Preemptive Rights........................................17
4.5      Transfer of Preemptive Rights...........................................17
4.6      Excluded Securities.....................................................17
Section 5.  Rights of First Offer and Co-Sale Rights.............................18
5.1      Definitions.............................................................18
5.2      Sales by Major Investors................................................18
5.3      Exempt Transfers........................................................21
5.4      Prohibited Transfers....................................................22
5.5      Legend..................................................................22
5.6      Transfer of Rights......................................................23
5.7      Termination of Rights...................................................23
Section 6.  Miscellaneous........................................................23
6.1      Governing Law...........................................................23
6.2      Survival................................................................23
6.3      Successors and Assigns..................................................23
6.4      Entire Agreement........................................................24
6.5      Severability............................................................24
6.6      Amendment and Waiver....................................................24
6.7      Delays or Omissions.....................................................24
6.8      Notices.................................................................24
6.9      Attorneys' Fees.........................................................25
6.10     Titles and Subtitles....................................................25
6.11     Counterparts............................................................25



                                      ii.

                                  USA.NET, INC.

                           SECOND AMENDED AND RESTATED
                            INVESTOR RIGHTS AGREEMENT

         THIS SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "Agreement") is entered into as of the 12th day of August, 1998, by and among USA.NET, INC., a Delaware corporation (the "Company") and the holders of the Company's Series A Preferred Stock ("Series A Stock"), Series B Preferred Stock ("Series B Stock"), Series C Preferred Stock ("Series C Stock") (the "Prior Investors") and the purchasers of the Company's Series D Preferred Stock ("Series D Stock") (the "Additional Investors") set forth on Exhibit A hereto. The Prior Investors and the Additional Investors shall collectively be referred to hereinafter as the "Investors" and each individually as an "Investor."

                                    RECITALS

         WHEREAS, the Company and the Prior Investors entered into an Amended and Restated Investor's Rights Agreement (the "Prior Rights Agreement") dated as of October 17, 1997, as thereafter amended, pursuant to which the Company granted such Prior Investors certain rights and such Prior Investors undertook certain obligations with respect to their shares of the Company's capital stock.

         WHEREAS, in connection with the issuance of the Series D Stock to the Additional Investors, the Company and the Prior Investors have agreed to provide the Additional Investors certain rights as set forth herein.

         WHEREAS, the Company and the Prior Investors desire to amend and restate the Prior Rights Agreement as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

SECTION 1.   GENERAL

         1.1 AMENDMENT OF PRIOR AGREEMENT. Effective and contingent upon the execution of this Agreement by the requisite Prior Investors, the Prior Rights Agreement is hereby amended and restated as set forth herein, and the Company and the Investors hereby agree to be bound by the provisions hereof as the sole agreement of the Company and the Investors with respect to registration rights of the Company's securities and certain other rights and obligations set forth herein.




                                       1.

SECTION 2.     REGISTRATION; RESTRICTIONS ON TRANSFER

         2.1   RESTRICTIONS ON TRANSFER.

               (a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

                   (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                   (ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                   (iii) Notwithstanding the provisions of paragraphs (i) and
(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its stockholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

               (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

               (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company




                                       2.

to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

               (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

         2.2   DEMAND REGISTRATION.

               (a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of more than fifty percent (50%) of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an aggregate offering price to the public in excess of Ten Million Dollars ($10,000,000), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

               (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or
Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.



                                       3.

               (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

                   (i) prior to the earlier of (A) October 17, 2002 and (B) the date one hundred eighty (180) days following the closing of the Initial Offering; or

                   (ii) after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective, provided that no registration shall be deemed to be effective unless at least seventy percent (70%) of the Registrable Securities requested to be registered by the persons exercising such demand right are included in such registration; or

                   (iii) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

                   (iv) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company's intention to make its Initial Offering within ninety (90) days; or

                   (v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

           2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or




                                       4.

registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

               (a) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than two-thirds (66 2/3%) of the Registrable Securities proposed to be sold in the offering.

               (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

           2.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are




                                       5.

specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                   (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

                   (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than Five Hundred Thousand Dollars ($500,000), or

                   (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

                   (iv) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration on Form S-3 for the Holders pursuant to this Section 2.4, or

                   (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

           2.5 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under
Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree




                                       6.

to forfeit their right to one requested registration pursuant to Section 2.2, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section 2.4 to a demand registration.

           2.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.



                                       7.

               (g) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

           2.7 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect five (5) years after the date of the Qualified Public Offering. In addition, a Holder's registration rights shall expire if (i) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act, (ii) such Holder (together with its affiliates, partners and former partners) holds less than 1% of the Company's outstanding Common Stock (treating all share of convertible Preferred Stock on an as converted basis) and (iii) all Registrable Securities held by and issuable to such Holder (and its affiliates, partners and former partners) may be sold under Rule 144 during any ninety (90) day period.

           2.8 DELAY OF REGISTRATION; FURNISHING INFORMATION.

               (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

               (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

               (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.



                                       8.

           2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

               (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably





                                       9.

incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the gross proceeds from the offering received by such Holder.

               (c) Promptly after receipt by an indemnified party under this
Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

               (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.



                                      10.

               (e) The obligations of the Company and Holders under this Section
2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          2.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which
(i) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder, (ii) is a Holder's family member or trust for the benefit of an individual Holder, or (iii) acquires at least two hundred fifty thousand (250,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

          2.11 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least seventy percent (70%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

          2.12 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least seventy percent (70%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder.

          2.13 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that such Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

                   (i) such agreement shall apply only to the Company's Initial Offering; and

                   (ii) all officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities enter into similar agreements.



                                      11.

          Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

          2.14 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

               (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

               (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

           2.15 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

                "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

                "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.



                                      12.

                "QUALIFIED PUBLIC OFFERING" means a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (i) the per share price is at least one hundred fifty percent (150%) of the then applicable price at which the Series D Preferred Stock converts into Common Stock pursuant to the terms of the Company's Restated Certificate of Incorporation and (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $20,000,000.

                "REGISTER," "REGISTERED," AND "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                "REGISTRABLE SECURITIES" means (i) Common Stock of the Company issued or issuable upon conversion of the Shares; (ii) for purposes of Section 2 only, Common Stock of the Company issued or issuable upon exercise of that certain warrant issued to BT Alex. Brown Incorporated on or about August 11, 1998 and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

                "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (1) are then issued and outstanding or (2) are issuable pursuant to then exercisable or convertible securities.

                "REGISTRATION EXPENSES" means all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed Twenty-Five Thousand Dollars ($25,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                "SEC" OR "COMMISSION" means the Securities and Exchange Commission.

                "SECURITIES ACT" means the Securities Act of 1933, as amended.

                "SELLING EXPENSES" means all underwriting discounts and selling commissions applicable to the sale.



                                      13.

               "SHARES" means the Company's Common Stock, Series A Stock, Series B Stock, Series C Stock and Series D Stock held by the Investors listed on Exhibit A hereto and their permitted assigns.

SECTION 3.     COVENANTS OF THE COMPANY

           3.1 BASIC FINANCIAL INFORMATION AND REPORTING.

               (a) The Company will furnish each Investor, as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants selected by the Company's Board of Directors.

               (b) The Company will furnish each Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five
(45) days thereafter, a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date.

               (c) The rights granted under this Section 3.1 may be assigned or transferred by an Investor to an assignee or transferee which (i) is a subsidiary, parent, general partner, limited partner or retired partner of such Investor, (ii) is an Investor's family member or trust for the benefit of an individual Investor or (iii) acquires at least two hundred fifty thousand (250,000) shares of Registrable Securities (as adjusted for stock splits and combinations).

           3.2 INSPECTION RIGHTS. Each holder of at least (i) 105,000 shares of Series A Stock, (ii) 87,800 shares of Series B Stock, (iii) 73,600 shares of Series C Stock or (iv) 33,900 shares of Series D Stock (each a "Major Investor), and all other holders of Series D Stock, shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this
Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

           3.3 CONFIDENTIALITY OF RECORDS. Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or




                                      14.

confidential information to any partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 3.3.

           3.4 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Series A Stock, Series B Stock, Series C Stock and Series D Stock, all Common Stock issuable from time to time upon such conversion.

           3.5 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The Company shall require all key employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement in the form attached to the Series D Preferred Stock Purchase Agreement dated on or about August 11, 1998 (the "Purchase Agreement").

           3.6 SBIC COVENANTS.

               (a) The Company acknowledges that Philadelphia Ventures Liberty Fund, L.P. (the "SBIC Investor") is a Federal licensee under the Small Business Investment Act of 1958, as amended (the "Small Business Act"), and, as such, is subject to regulation by the United States Small Business Administration (the "SBA") as a small business investment company.

               (b) As a result of the SBIC Investor's status as Federal licensee, the Company covenants and agrees that until May 13, 1999, the Company shall not make a material change in its primary business activity by becoming involved in real estate financing, project financing, farm land purchasing, relender or reinvestor financing, foreign investment and other businesses as described in 13 C.F.R. Section 107.720, which would make it ineligible for financing as a portfolio company by a small business investment company under 13 C.F.R. Section 107.760(b), a regulation promulgated by the SBA. In the event that the Company breaches the foregoing covenant, the Company agrees that, subject to applicable law, the SBIC Investor shall not be required to retain its investment in the Series C Stock as further set forth in 13 C.F.R. Section
107.760 and shall be authorized to return such shares in exchange for reimbursement by the Company of the purchase price paid for such shares.

               (c) The Company covenants and agrees that proceeds from the SBIC Investor from its purchase of Series C Preferred Stock will be used for working capital purposes or to otherwise finance the growth, modernization or expansion of the Company. The Company shall provide the SBIC Investor and the SBA reasonable access to the Company's books and records for the purpose of confirming the use of such proceeds.

               (d) The Company shall provide the SBIC Investor with sufficient information to permit such Investor to comply with its obligations under the Small Business Act, provided, however, that the SBIC Investor agrees that it will protect any information which the Company labels as confidential to the extent permitted by law. Until May 13, 2000, any submission of financial information under Section 3.1 to the SBIC Investor shall be accompanied by a certificate of the president, chief executive officer, treasurer or chief financial officer, which certificate shall




                                      15.

state that the Company is not in material default under any of its covenants set forth in this Section 3.

           3.7 NOTIFICATION OF CERTAIN EVENTS. The Company shall promptly notify The American Express Travel Related Services Company, Inc. and all Major Investors in writing of any material outstanding or threatened claim, suit, investigation, proceeding or other process or any material order, judgment, directive or restrictions against or involving the Company or the transactions contemplated hereby.

           3.8 TERMINATION OF COVENANTS. All covenants of the Company contained in Section 3 of this Agreement (other than Section 3.6) shall expire and terminate as to each Investor on the effective date of the Qualified Public Offering.

SECTION 4.     PREEMPTIVE RIGHTS

           4.1 SUBSEQUENT OFFERINGS. Each Investor shall have a preemptive right to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Investor's pro rata share is equal to the ratio of (A) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) of which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (B) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) held by all Investors immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

           4.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor shall have fifteen
(15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

           4.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If not all of the Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Investors who do so elect and shall offer such Investors the right to acquire such unsubscribed shares. The Investors shall have five (5) days after receipt of such notice to notify




                                      16.

the Company of their election to purchase all or a portion thereof of the unsubscribed shares. If such Investors fail to exercise in full the preemptive rights, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Investors' rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Investors in the manner provided above.

           4.4 TERMINATION OF PREEMPTIVE RIGHTS. The preemptive rights established by this Section 4 shall not apply to, and shall terminate upon the effective date of the registration statement pertaining to the Qualified Public Offering.

           4.5 TRANSFER OF PREEMPTIVE RIGHTS. The preemptive rights of each Investor under this Section 4 may be transferred to the same parties set forth in Section 2.10(i) and (ii), or to a transferee or assignee of Registrable Securities which acquires at least two hundred fifty thousand (250,000) shares of Registrable Securities (as adjusted for stock splits, combinations and the like), subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

           4.6 EXCLUDED SECURITIES. The preemptive rights established by this
Section 4 shall have no application to any of the following Equity Securities:

               (a) shares of Series D Stock issued pursuant to Section 2.3 of the Purchase Agreement;

               (b) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors (collectively, the "Option Shares"), provided that the number of Option Shares issued pursuant to this clause (a) does not exceed twenty percent (20%) of the total outstanding capital stock of the Company (assuming conversion of all shares of Preferred Stock into Common Stock and assuming the conversion or exercise of all options, warrants or other rights to purchase capital stock of the Company, including the Option Shares issued);

               (c) stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, provided that the preemptive rights established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights or agreements;

               (d) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;



                                      17.

               (e) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

               (f) shares of Common Stock issued upon conversion of the Shares;

               (g) any Equity Securities issued pursuant to any equipment leasing arrangement, or debt financing approved by the Board of Directors (collectively the "Debt Financing Shares") from a bank or similar financial institution which is not an affiliate of John Street; provided that the number of Debt Financing Shares issued in all such transactions does not have an aggregate value in excess of $250,000;

               (h) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act; and

               (i) shares of the Company's Common Stock or Preferred Stock issued in connection with strategic transactions involving the Company and other entities, including (A) joint ventures, manufacturing, marketing or distribution arrangements or (B) technology transfer or development arrangements; provided that such strategic transactions and the issuance of shares therein, has been approved by the Company's Board of Directors, including the representatives designated by the holders of the Series A Stock, Series B Stock, Series C Stock and Series D Stock.

SECTION 5.     RIGHTS OF FIRST OFFER AND CO-SALE RIGHTS

           5.1 DEFINITIONS. For purposes of this Section 5, the following definitions shall apply:

               (a) "CO-SALE STOCK" shall mean shares of the Company's Common Stock now owned or subsequently acquired by a Major Investor. The number of shares of Common Stock owned by each Major Investor is set forth on Exhibit A, which Exhibit shall be amended from time to time to reflect changes in the number of shares owned by each Major Investor.

               (b) "COMMON STOCK" shall mean the Company's Common Stock and shares of Common Stock issued or issuable upon conversion of the Company's outstanding Preferred Stock.

           5.2 SALES BY MAJOR INVESTORS.

               (a) NOTICE REQUIREMENT. If any Major Investor proposes to sell or transfer any shares of Co-Sale Stock then such Major Investor shall promptly give written notice (the "Notice") simultaneously to the Company and to each of the other Investors at least forty-five (45) days prior to the closing of such sale or transfer. The Company shall provide such Major Investor with a list of the addresses of the Investors for purposes of satisfying such notice requirement. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares of Co-Sale Stock to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the sale or transfer is being made pursuant




                                      18.

to the provisions of Sections 5.3(a) hereof, the Notice shall state under which section the sale or transfer is being made.

               (b) COMPANY'S RIGHT TO PURCHASE. For a period of fifteen (15) days following receipt of any Notice described in Section 5.2(a), the Company shall have the right to purchase all or a portion of the Co-Sale Stock subject to such Notice on the same terms and conditions as set forth therein. The Company's purchase right shall be exercised by written notice signed by an officer of the Company and delivered to the selling Major Investor with a check for payment for the Co-Sale Stock being purchased.

               (c) MAJOR INVESTORS' RIGHT TO PURCHASE. If the Company does not purchase all of the Co-Sale Stock available pursuant to its rights under Section 5.2(b) within the period set forth therein, each non-selling Major Investor shall then have the right, exercisable upon written notice to the selling Major Investor within thirty (30) days of the date of the original Notice described in
Section 5.2(a), to purchase its pro rata share of the Co-Sale Stock subject to the Notice (less shares purchased by the Company pursuant to Section 5.2(b)) on the same terms and conditions.

                   (i) Each non-selling Major Investor may buy all or any part of that number of shares equal to the product obtained by multiplying (x) the aggregate number of shares of Co-Sale Stock covered by the Notice (less shares purchased by the Company pursuant to Section 5.2(b)) by (y) a fraction the numerator of which is the number of shares of Common Stock owned by the non-selling Major Investor (on an as-if-converted basis) at the time of the sale or transfer and the denominator of which is the total number of shares of Common Stock owned by all of the non-selling Major Investors (on an as-if-converted basis) at the time of the sale or transfer.

                   (ii) If not all of the non-selling Major Investors elect to purchase their pro rata share of the Co-Sale Stock covered by the Notice as provided in Section 5.2(c)(i) above, then the selling Major Investor shall promptly notify the non-selling Major Investors who do so elect and shall offer such non-selling Major Investors the right to acquire such unsubscribed shares. The non-selling Major Investors who elect to participate shall have five (5) days after receipt of such notice to notify the selling Major Investor of its election to purchase all or a portion thereof of the unsubscribed shares.

               (d) INVESTORS' RIGHT TO PARTICIPATE IN THE SALE OF CO-SALE STOCK. Should the non-selling Major Investors and/or the Company fail to exercise their respective rights to purchase all of the shares of Co-Sale Stock described in the Notice issued pursuant to Section 5.2(a) following the exercise or expiration of the rights of purchase described in Sections 5.2(b) and 5.2(c), then each Investor shall have the right, exercisable upon written notice to the selling Major Investor within forty-five (45) days of the date of the original Notice described in Section 5.2(a), to participate in such sale of Co-Sale Stock on the same terms and conditions. Such notice shall indicate the number of shares of Common Stock such Investor wishes to sell under his or her right to participate. To the extent one or more of the Investors exercise such right of participation in accordance with the terms and conditions set forth below, the number of





                                      19.

shares of Co-Sale Stock that the selling Major Investor may sell in the transaction shall be correspondingly reduced.

                   (i) Each Investor may sell all or any part of that number of shares equal to the product obtained by multiplying (x) the aggregate number of shares of Co-Sale Stock covered by the Notice (as reduced by any purchases pursuant to Sections 5.2(b) or 5.2(c)) by (y) a fraction the numerator of which is the number of shares of Common Stock owned by the Investor at the time of the sale or transfer (on an as-if-converted basis) and the denominator of which is the total number of shares of Common Stock owned by the selling Major Investor and the Investors at the time of the sale or transfer (on an as-if-converted basis).

                   (ii) Each Investor who elects to participate in the sale pursuant to this Section 5.2(d) (a "Participant") shall effect its participation in the sale by promptly delivering to the selling Major Investor for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

                         (1) the type and number of shares of Common Stock which
such Participant elects to sell; or

                         (2) that number of shares of Preferred Stock which is
at such time convertible into the number of shares of Common Stock which such Participant elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Preferred Stock in lieu of Common Stock, such Participant shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided in this Section 5.2(d). The Company agrees to make any such conversion concurrently with the actual transfer of such shares to the purchaser.

                   (iii) The stock certificate or certificates that the Participant delivers to the selling Major Investor pursuant to this Section 5.2(d) shall be transferred to the prospective purchaser in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Notice, and the selling Major Investor shall concurrently therewith remit to such Participant that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Participant exercising its rights of co-sale hereunder, the selling Major Investor shall not sell to such prospective purchaser or purchasers any Co-Sale Stock unless and until, simultaneously with such sale, the selling Major Investor shall purchase such shares or other securities from such Participant on the same terms and conditions specified in the Notice.

                   (iv) The exercise or non-exercise of the rights of the Participants hereunder to participate in one or more sales of Co-Sale Stock made by a selling Major Investor shall not adversely affect their rights to participate in subsequent sales of Co-Sale Stock subject to Section 5.2(a).



                                      20.

               (e) SALE OF CO-SALE STOCK. Should any shares of Co-Sale Stock remain for sale to a third-party following the exercise or expiration of the rights of purchase described in Sections 5.2(b) and 5.2(c) and the rights of co-sale described in Section 5.2(d), then the selling Major Investor may, not later than seventy-five (75) days following delivery to the Company of the Notice, enter into an agreement providing for the closing of the transfer of the Co-Sale Stock covered by the Notice (less shares purchased pursuant to Sections 5.2(b) and 5.2(c)) within thirty (30) days of such agreement on terms and conditions not more favorable to the transferor than those described in the Notice. Any proposed transfer on terms and conditions more favorable than those described in the Notice, as well as any subsequent proposed transfer of any of the Co-Sale Stock by the selling Major Investor, shall again be subject to the purchase rights of the Company and the Major Investors and the co-sale rights of the Investors and shall require compliance by the selling Major Investor with the procedures described in this Section 5.2.

           5.3 EXEMPT TRANSFERS.

               (a) Notwithstanding the foregoing, the purchase rights of the Company and the Major Investors and the co-sale rights of the Investors shall not apply to (i) any pledge of Co-Sale Stock made pursuant to a bona fide loan transaction with a financial institution that creates a mere security interest,
(ii) any transfer to the ancestors, descendants, or significant other or spouse or to trusts for the benefit of such persons or the Major Investor (so long as the transferee is not a Major Investor), (iii) any transfer to a general partner, limited partner, member or retired partner or member of the Major Investor or (iv) any bona fide gift; provided that in the event of any pledge or transfer made pursuant to one of the exemptions provided by clauses (i), (ii) and (iii), (A) the selling Major Investor shall inform the Investors of such pledge, transfer or gift prior to effecting it and (B) the pledgee, transferee or donee shall furnish the Investors with a written agreement to be bound by and comply with all provisions of Section 5.2. Such transferred Co-Sale Stock shall remain "Co-Sale Stock" hereunder, and such pledgee, transferee or donee shall be treated as an Investor for purposes of this Agreement.

               (b) Notwithstanding the foregoing, the provisions of Section 5.2 shall not apply to the sale of any Co-Sale Stock to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act.

               (c) This Section 5 is subject to, and shall in no manner limit the right of the Company to repurchase securities from any Investor pursuant to a stock restriction agreement or other agreement between the Company and such Investor.

           5.4 PROHIBITED TRANSFERS.

               (a) In the event that any Major Investor (a "Violating Investor") should sell any Co-Sale Stock in contravention of the purchase rights of the Company and the Major Investors and the co-sale rights of the Investors under this Agreement (a "Prohibited Transfer"), each Investor, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Violating Investor shall be bound by the applicable provisions of such option.



                                      21.

               (b) In the event of a Prohibited Transfer, each Investor shall have the right to sell to the Violating Investor the type and number of shares of Common Stock equal to the number of shares each Investor would have been entitled to transfer to the purchaser under Section 5.2(d) hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

                   (i) The price per share at which the shares are to be sold to the Violating Investor shall be equal to the price per share paid by the purchaser to such Violating Investor in the Prohibited Transfer. The Violating Investor shall also reimburse each non-selling Investor for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor's rights under Section 5.2.

                   (ii) Within ninety (90) days after the later of the dates on which the non-selling Investor (a) received notice of the Prohibited Transfer or
(b) otherwise became aware of the Prohibited Transfer, each non-selling Investor shall, if exercising the option created hereby, deliver to the Violating Investor the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                   (iii) The Violating Investor shall, upon receipt of the certificate or certificates for the shares to be sold by an Investor, pursuant to this Section 5.4(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 5.4(b)(i) , in cash or by other means acceptable to the Investor.

                   (iv) Notwithstanding the foregoing, any attempt by any Major Investor to transfer Co-Sale Stock in violation of Section 5.2 hereof shall be voidable at the option of Investors holding more than two-thirds in interest of the Common Stock held by all Investors (on an as-converted basis) if the Investors do not elect to exercise the put option set forth in this Section 5.4, and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of a majority in interest of the Investors.

           5.5 LEGEND.

               (a) Each certificate representing shares of Co-Sale Stock now or hereafter owned by each Major Investor or issued to any person in connection with a transfer pursuant to Section 5.3 hereof shall be endorsed with the following legend:

         "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE INVESTOR, THE COMPANY AND CERTAIN HOLDERS OF STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."



                                      22.

               (b) Each Major Investor agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 5.5 above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

           5.6 TRANSFER OF RIGHTS. The purchase rights of each Major Investor and the rights of co-sale of each Investor under this Section 5 may be transferred to the same parties set forth in Section 2.10(i) and (ii), or to a transferee or assignee of Registrable Securities which acquires at least two hundred fifty thousand (250,000) shares of Registrable Securities (as adjusted for stock splits, combinations and the like), subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

           5.7 TERMINATION OF RIGHTS. The purchase rights of the Major Investors and the rights of co-sale of each Investor under this Section 5 shall not apply to and shall terminate upon the Company's Initial Offering.

SECTION 6. MISCELLANEOUS

           6.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of New York without giving effect to conflict of law principles, with the exception that matters of corporate law shall be governed by the State of Delaware.

           6.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

           6.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

           6.4 ENTIRE AGREEMENT. This Agreement, and the Exhibits hereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.



                                      23.

           6.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           6.6 AMENDMENT AND WAIVER.

               (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least seventy percent (70%) of the Registrable Securities then outstanding.

               (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least seventy percent (70%) of the Registrable Securities then outstanding.

               (c) Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional holders of shares of Series D Stock as "Investors," "Holders" and parties hereto.

           6.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

           6.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten
(10) days advance written notice to the other parties hereto.

           6.9 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.



                                      24.

          6.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          6.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.




                                      25.

         IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                       PRIOR INVESTORS:

USA.NET, INC.                                  [NAME OF INVESTOR]

By: /s/ JOHN W. STREET                         By:
   ------------------------------                 ------------------------------
   John W. Street, President                   Name:
   Chairman of the Board and Chief                  ----------------------------
   Executive Officer                           Title:
   1155 Kelly Johnson Blvd., Suite 400               ---------------------------
   Colorado Springs, CO  80903
   Phone:  (719) 265-2930
   Facsimile: (719) 269-2932                   ADDITIONAL INVESTORS:

                                               [NAME OF INVESTOR]

                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

                                               BT ALEX. BROWN INCORPORATED


                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------



                                       26